EXHIBIT 99.2


                                      PROXY

                        PAN AMERICAN WORLD AIRWAYS, INC.
                   9300 N.W. 36TH STREET, MIAMI, FLORIDA 33178

                 SPECIAL MEETING OF SHAREHOLDERS - JULY 31, 1996

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John J. Ogilby and Martin R. Shugrue, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.0001 per share, of Pan American World Airways, Inc. held of record by the undersigned at the close of business on June 18, 1996, at the Special Meeting of Shareholders to be held on Wednesday, July 31, 1996 at 11:00 A.M. local time, at the Company's corporate headquarters, 9300 N.W. 36th Street, Miami, Florida, 33178, and at any adjournments or postponements thereof, to the same extent and with the same power as if the undersigned was personally present at said meeting or such adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated on the reverse side.

     WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

     If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.


          (Continued, and to be signed and dated, on the other side.)

                           (continued from other side)

1.   Approval of the Acquisition Agreement.

FOR      AGAINST       ABSTAIN

[ ]      [ ]           [ ]

2. Ratification and Approval of the Pan American World Airways, Inc. 1996 Stock Option Plan.

FOR      AGAINST       ABSTAIN

[ ]      [ ]           [ ]

                                         The undersigned acknowledges receipt of
                                         the accompanying Notice of Special
                                         Meeting of Shareholders and Proxy
                                         Statement for the July 31, 1996 Special
                                         Meeting.

                                         Dated: _________________________, 1996

                                         --------------------------------------
                                         Signature of Shareholder(s)

                                         --------------------------------------
                                         Print Name(s) Here

                                         (Please sign exactly as name or names
                                         appear hereon. Full title of one
                                         signing in representative capacity
                                         should be clearly designated after
                                         signature. Names of all joint holders
                                         should be written even if signed by
                                         only one.)
     PLEASE COMPLETE, DATE, SIGN AND MAIL
     THIS PROXY IN THE ENVELOPE PROVIDED

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